As filed with the Securities and Exchange Commission on July 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0920988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

611 Gateway Blvd., Suite 900 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Atara Biotherapeutics, Inc. Third Amended and Restated 2018 Inducement Plan

(Full title of the plan)

Pascal Touchon

President and Chief Executive Officer

611 Gateway Blvd., Suite 900

South San Francisco, CA 94080

(650) 278-8930

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Utpal Koppikar Chief Financial Officer 611 Gateway Blvd., Suite 900 South San Francisco, CA 94080 (650) 278-8930	Carlton Fleming Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, CA 94104 (415) 772-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Atara Biotherapeutics, Inc., a Delaware corporation (the “Registrant”), relating to 1,500,000 shares of its common stock, $0.0001 par value per share (“Common Stock”), issuable under the Atara Biotherapeutics, Inc. Third Amended and Restated 2018 Inducement Plan (the “Inducement Plan”). The Registrant filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2019, November 9, 2020 and September 29, 2021 Registration Statements on Form S-8 (Registration No. 333-229861, Registration No. 333-249976 and Registration No. 333-259882, respectively) relating to shares of Common Stock issuable under the Inducement Plan (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant are incorporated in this Registration Statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 28, 2022 (the “2021 Form 10-K”);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 5, 2022;

(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 26, 2022, February 18, 2022, April 4, 2022, May 19, 2022 and June 24, 2022; and

(4)

The description of the Common Stock included in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on July  16, 2014, including any subsequent amendments or reports filed to update such description, including Exhibit 4.5 to the Registrant’s 2021 Form 10-K.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

4.2 (2)	Amended and Restated Bylaws of Atara Biotherapeutics, Inc.

4.3*	Atara Biotherapeutics, Inc. Third Amended and Restated 2018 Inducement Plan

5.1*	Opinion of Sidley Austin LLP with respect to the validity of the securities being registered hereby

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Calculation of Filing Fee Table

(1)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Commission on June 20, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Commission on June 20, 2014, and incorporated herein by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 22nd day of July, 2022.

ATARA BIOTHERAPEUTICS, INC.

By	/s/ Pascal Touchon
Pascal Touchon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pascal Touchon and Utpal Koppikar, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pascal Touchon Pascal Touchon, D.V.M.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2022

/s/ Utpal Koppikar Utpal Koppikar	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2022

/s/ Ronald Renaud Ronald Renaud	Chairman of the Board	July 22, 2022

/s/ Roy D. Baynes Roy D. Baynes, M.D., Ph.D.	Director	July 22, 2022

/s/ Eric L. Dobmeier Eric L. Dobmeier	Director	July 22, 2022

/s/ Matthew K. Fust Matthew K. Fust	Director	July 22, 2022

/s/ Carol G. Gallagher Carol G. Gallagher, Pharm.D.	Director	July 22, 2022

/s/ William Heiden William Heiden	Director	July 22, 2022

/s/ Ameet Mallik Ameet Mallik	Director	July 22, 2022

/s/ Maria Grazia Roncarolo Maria Grazia Roncarolo, M.D.	Director	July 22, 2022

/s/ Beth Seidenberg Beth Seidenberg, M.D.	Director	July 22, 2022